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                               GIVEN IMAGING LTD.

                              (an Israeli company)

                            2,505,000 Ordinary Shares

                               PURCHASE AGREEMENT



Dated:  June [  ], 2004



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                               GIVEN IMAGING LTD.

                              (an Israeli company)

                            2,505,000 Ordinary Shares

                         (Par Value NIS 0.05 Per Share)

                               PURCHASE AGREEMENT

                                                                  June [ ], 2004
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated
Citigroup Global Markets Inc.
CIBC World Markets Corp.
Wells Fargo Securities, LLC
as Representatives of the several Underwriters
c/o   Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
4 World Financial Center
New York, New York  10080

Ladies and Gentlemen:

     Given Imaging Ltd., an Israel company (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Citigroup Global Markets Inc. ("Citigroup") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Citigroup, CIBC World Markets Corp. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the "Representatives"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Ordinary Shares, par value NIS 0.05 per share (the "Ordinary Shares"), of the Company set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 375,750 additional Ordinary Shares to cover overallotments, if any. The aforesaid 2,505,000 Ordinary Shares (the "Initial Securities") to be purchased by the Underwriters and all or any part of the 375,750 Ordinary Shares subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities."

     The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form F-3 (No. 333-115823), including the related preliminary prospectus or prospectuses, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file





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a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A
Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits and any schedules thereto, at the time it became effective, and including documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at such time and the Rule 430A Information, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act at the time of the execution of this Agreement is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "1934 Act") which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

          (i) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the 1933 Act. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied

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     and will comply in all material respects with the requirements of the 1933
     Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Citigroup expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

          Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iv) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or

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     in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

          (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Israel and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vii) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 8.1 to the Company's annual report on Form 20-F for the year ended December 31, 2003. Each Subsidiary that constitutes a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X is listed on Schedule E hereto.

          (viii) Capitalization. The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The issued and outstanding share capital, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; provided, however, that in the case of Securities to be sold by a Selling Shareholder which are to be issued pursuant to exercise of options ("Future Securities"), such Future Securities, upon issuance and payment therefor by the relevant Selling Shareholder, will be duly authorized, and validly issued and fully paid and non-assessable; none of the outstanding share capital, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The issued and outstanding share capital of the Company has been issued in compliance, in all material respects, with all Israeli and U.S. federal and state securities laws (including without limitation, applicable Israeli Securities laws). Except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other

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     obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of, or ownership interests in, the Company are outstanding.

          (ix) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company; all corporate action required by the laws of the State of Israel and the memorandum or articles of association of the Company to be taken by the Company for the due and proper authorization, issuance, offering, sale and delivery of the Securities has been validly and sufficiently taken and the filing of the Registration Statement and the Prospectus with the Commission has been duly authorized by and on behalf of the Company.

          (x) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the Ordinary Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company. The Securities being sold by the Selling Shareholders are duly listed, admitted and authorized for trading on the Tel Aviv Stock Exchange and the Securities being sold hereunder by the Company are duly listed, admitted and authorized for trading, subject to official notice of issuance, on the Tel Aviv Stock Exchange. The Company is not required to publish a prospectus in Israel under the laws of the State of Israel in connection with the offer or sale of the Securities.

          (xi) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Memorandum of Association, Articles of Association, charter or by-laws or other governing document, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them are bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, and the sales of the Securities by the Selling Shareholders do not and will not, in each case, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Memorandum or Articles of Association of the Company or the charter or by-laws or other governing document, as applicable, of any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other

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     evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii) Labor. The Company is in compliance, in all material respects, with the labor and employment laws and collective bargaining agreements applicable to its employees in Israel. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

          (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

          (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv) Possession of Intellectual Property. The Company and its Subsidiaries own, possess or license, or can acquire or license on reasonable terms, any and all rights to patents, patent applications, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, procedures or inventions), trademarks, service marks, trade names or any other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them. To the Company's knowledge, all trade secrets, know how, technical processes and procedures which have not been patented or otherwise published, developed by and belonging to the Company (or any of its Subsidiaries) and which are material to the business of the Company (or any of its Subsidiaries) as presently conducted have been kept confidential. To the Company's knowledge, neither the Company nor any of its Subsidiaries is currently infringing or has infringed any Intellectual Property of any third party. The Company is not aware of any infringement of rights of any third party with respect to any Intellectual Property used in the Company's business as currently conducted and which the Company believes to be valid and, except as disclosed in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of any infringement of, or is otherwise aware of any conflict with asserted rights of any third party with respect to any Intellectual Property used in the Company's business as currently conducted, except for such infringements or conflicts which (if the subject of any unfavorable decision, ruling or finding), singly or in the aggregate, would not result in a Material Adverse Effect. Except as disclosed in the Prospectus, the Company is not aware of any facts or circumstances which would render any Intellectual Property owned or used by the Company invalid or

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     inadequate to protect the interest of the Company or any of its
     Subsidiaries therein, and which invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect. To the Company's knowledge, neither the Company nor any of its Subsidiaries is using or has used any confidential information, trade secrets, or computer software (not licensed to the Company) of any former employer of any of its past or present employees in violation of any law or agreement.

          (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xvii) Absence of Manipulation. Neither the Company, any Subsidiary of the Company, nor to the Company's knowledge, any affiliate of the Company, has taken, nor will the Company, any Subsidiary or, to the Company's knowledge, any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (xviii) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xix) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

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          (xx) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that has not had and would not have, individually or in the aggregate, a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

          (xxi) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (xxii) Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best of the Company's Knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxiii) Registration Rights. Other than rights that have been effectively waived, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement by the Company under the 1933 Act.

          (xxiv) No Taxation. Assuming the Underwriters are not otherwise subject to Israeli taxation by the conduct of their business activities, the sale and delivery to the Underwriters of the Securities as contemplated in this Agreement and the sale and delivery of the Securities by the Underwriters to subsequent purchasers as contemplated in this Agreement, are not subject to any tax imposed by Israel or any political subdivision thereof or any stamp or other issuance or

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     transfer tax, duty, capital gain tax or withholding tax imposed by federal law, the laws of any state, or any political subdivision thereof, or any taxing authority in any jurisdiction, except for (i) the Israeli stamp taxes applicable to the issuance of the Securities to be sold by the Company under this Agreement (which will be paid by the Company at the Closing Time, or immediately after the Closing Time, to the extent required by, and in accordance with, Israeli law) and (ii) any New York State stock transfer tax payable upon the sale and delivery of the Securities by the Selling Shareholders to the Underwriters (which will be paid by the applicable Selling Shareholder at the Closing Time, or immediately after the Closing Time, to the extent required by, and in accordance with, New York State law).

          (xxv) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxvi) Sarbanes Oxley Compliance. There is and has been no failure on the part of the Company and any of the Company's directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

          (xxvii) Foreign Corrupt Practices Act Compliance. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of any action taken or has taken any action, directly or indirectly for or on behalf of the Company or any Subsidiary, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (xxviii) Currency and Foreign Transactions Reporting Act Compliance. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened that could have a Material Adverse Effect.

          (xxix) Foreign Assets Control Compliance. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC") in connection with his or her actions for or on behalf of the Company; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (xxx) Passive Foreign Investment Company Status. The Company was not in the taxable year ended December 31, 2003, and does not believe that, upon consummation of the transactions contemplated hereby and the application of the proceeds as described in the Registration Statement under the caption "Use of Proceeds," it will become, a passive foreign investment company as defined in Section 1296 of the Internal Revenue Code of 1986, as amended.

          (xxxi) Approved Enterprise Status. Except as described in the Prospectus, the Company is in compliance with all conditions and requirements stipulated by the instruments of approval entitling it or any of its operations to the status of "Approved Enterprise" under Israeli law and by Israeli laws and regulations relating to such Approved Enterprise status, except such non-compliance as would not have a Material Adverse Effect. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

          (xxxii) Absence of Legal Process Immunity. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

          (xxxiii) Office of Chief Scientist. The Company has satisfied and will continue to satisfy all conditions and requirements of the instruments of approval granted to it by the Office of Chief Scientist of the Israeli Ministry of Industry and trade (the "Office of the Chief Scientist") and any applicable laws and regulations, including the Law for the Encouragement of Industrial Research and Development, 1984, with respect to any research and development grants given to it by such office, and is in full compliance with the repayment of all royalties, interest and penalties due under such laws and regulations. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

          (xxxiv) Industrial Company Status. The Company believes that it qualified for 2003 as an "Industrial Company" within the definition of the Law for the Encouragement of Industry (Taxes), 1969; and absent a change in such law, the Company intends to continue to so qualify for 2004.

          (xxxv) Agent for Service of Process. The Company has validly and irrevocably appointed Given Imaging, Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

          (xxxvi) Enforceability of Judgments. A final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States would be enforced by Israeli courts according to the rules and subject to the limitations relating to Enforceability of Civil Liabilities, as described in the Prospectus.

          (xxxvii) Israeli Securities Law Compliance. For a period of twelve months prior to and including the Closing Date, the Company has not offered or sold any of its securities in Israel, except for (i) options issued to its employees and directors in Israel and (ii) any of the Securities that may be offered in Israel, in each case which issuance of options or offering of Securities was made in compliance with the requirements set forth in the Israeli Securities Law 5728-1968 and the regulations promulgated thereunder.

          (xxxviii) Absence of Canadian Reporting Obligations. The Company is not a reporting issuer in any province or territory of Canada.

     (b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

          (i) Accurate Disclosure. To the best knowledge of such Selling Shareholder (other than Ruben Krupik ("Krupik"), Rafael-Armament Development Authority Ltd. ("Rafael") and UBS Juniper Crossover Fund LLC ("UBS"), the representations and warranties of the Company contained in
     Section 1(a) hereof are true and correct; such Selling Shareholder (other than Krupik, Rafael and UBS) has reviewed and is familiar with the Registration Statement and the Prospectus and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No Selling Shareholder is prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary of the Company which is not set forth in the Prospectus.

          (ii) Good Standing of the Selling Shareholder, Each Selling Shareholder that is a corporation has been duly organized and is validly existing as a corporation and, to the extent applicable, in good standing under the laws of its jurisdiction of organization and has corporate power and authority to enter into and perform its obligations under this Agreement.

          (iii) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

          (iv) Authorization of Power of Attorney and Custody Agreement. The Power of Attorney and Custody Agreement, in the form heretofore furnished to the Representatives (the "Power of Attorney and Custody Agreement"), has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding agreement of such Selling Shareholder.

          (v) Noncontravention. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or to which any of the property or assets of such Selling Shareholder is subject (it being understood that the foregoing does not apply to capital gains tax which the Selling Shareholder may be subject to as a result of the sale of the Securities hereunder), nor will such action result in any violation of the provisions of the Memorandum, Articles of Association, charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

          (vi) Certificates Suitable for Transfer. The Securities to be sold by such Selling Shareholder pursuant to this Agreement are (or in the case of Future Securities, will be prior to the Closing Time) certificated securities in registered form and are not (or in the case of Future Securities, will not be prior to the Closing Time) held in any securities account or by or through any securities intermediary within the meaning of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been (or in the case of Future Securities, will be prior to the Closing Time) placed in custody with American Stock Transfer & Trust Company (the "Custodian") with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

          (vii) Valid Title. Such Selling Shareholder has, and at the Closing Time will have, valid title to the Securities to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder.

          (viii) Delivery of Securities. Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. ("Cede") or such other nominee as may be designated by The Depository Trust Company ("DTC"), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any "adverse claim," within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC"), to such Securities), (A) DTC shall be a "protected purchaser," within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of
     Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any "adverse claim," within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its Memorandum and Articles of Association and applicable law, (y) DTC will be registered as a

     "clearing corporation," within the meaning of Section 8-102 of the UCC, and
     (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

          (ix) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (x) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

          (xi) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, such Selling Shareholder will not, without the prior written consent of Merrill Lynch and Citigroup, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any of its Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file, or cause to be filed, any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Securities to be sold hereunder.

          (xii) No Association with NASD. Neither such Selling Shareholder nor any of such affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of Article I (dd) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD (except that UBS Juniper Crossover Fund LLC is an affiliate of UBS Securities, Inc.).

          (xiii) Agent for Service of Process. Each Selling Shareholder has validly appointed Given Imaging, Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 375,750 Ordinary Shares, as set forth in Schedule B, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by Merrill Lynch and Citigroup to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by Merrill Lynch and Citigroup but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase from each Selling Shareholder that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch and Citigroup in their discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholders, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholders.

     Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian pursuant to each Selling Shareholder's Power of Attorney and Custody Agreement, as the case may be, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Merrill Lynch and Citigroup, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company has delivered or will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject, and provided further that in connection therewith, the Company shall not be required to offer the Securities to the public in any jurisdiction outside of the United States or to prepare a separate disclosure document other than the Registration Statement or the Prospectus or such supplementary disclosure document as may be reasonably required for use with the Prospectus to form any Canadian offering memorandum that may be delivered in connection with the distribution of the Securities.

     (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (i) Listing. The Company will use its commercially reasonable best efforts to effect and maintain the quotation of the Securities on the Nasdaq National Market.

     (j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch and Citigroup, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (C) any Ordinary Shares reserved for issuance or issued or options to purchase Ordinary Shares granted pursuant to existing employee benefit plans of the Company referred to in the Prospectus, (D) any Ordinary Shares issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (E) the filing of a registration statement on Form S-8 relating to the registration of up to 1,000,000 Ordinary Shares pursuant to an existing stock option plan referred to in the Prospectus.

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     (l) Securities Laws Compliance. The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and will use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its and the Selling Shareholders' obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors and the fees and disbursements of one U.S. counsel and one local counsel for all of the Selling Shareholders, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities,
(ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (xi) the fees and expenses, if any, incurred in connection with the inclusion of the Securities in the Nasdaq National Market and the Tel Aviv Stock Exchange and (xii) any stamp duties, if any, payable upon the issuance of the Securities.

     (b) Expenses of the Selling Shareholders. The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters, and (ii) except as provided in paragraph
(a)(iv) above, the fees and disbursements of their respective counsel and other advisors.

     (c) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a) or
Section 11 hereof, the Company and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

     SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinions of Counsel for the Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (a) Zellermayer Pelossof & Co., Advocates, White & Case LLP, Hogan & Hartson L.L.P. and Eitan, Pearl, Latzer & Cohen-Zedek, counsel for the Company and (b) White & Case LLP, counsel for Given Imaging GmbH, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinions of Counsel for the Selling Shareholders. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of (i) Wollmuth Maher & Deutsch LLP, U.S. counsel for the Selling Shareholders, and (ii)(A) Zellermayer Pelossof & Co., Advocates, Israeli counsel to the Selling Shareholders (other than Rafael and UBS), and (B) Dan Dodiuk, Adv., Israeli counsel to Rafael, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit B hereto and to such further effect as the Representatives may reasonably request.

     (d) Opinions of Counsel for the Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co. and Weil, Gotshal & Manges LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters, provided that such counsel has given reasonable notice of such request for documents in light of the nature and source of the documents.

     (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (f) Certificate of Selling Shareholders. At Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
(i) the representations and warranties of each Selling Shareholder contained in
Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

     (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Somech Chaikin, independent accountants, a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (h) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG Somech Chaikin, independent accountants, a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

     (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the Tel Aviv Stock Exchange, subject only to official notice of issuance.

     (j) No Objection. The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (k) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

     (l) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company, any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

          (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (ii) Certificate of Selling Shareholders. A certificate, dated such Date of Delivery, of an Attorney-in-Fact on behalf of each Selling Shareholder confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

          (iii) Opinions of Counsel for the Company. The favorable opinion of Zellermayer Pelossof & Co., Advocates, White & Case LLP, Hogan & Hartson L.L.P. and Eitan, Pearl Latzer & Cohen-Zedek, counsel for the Company and
     (b) White & Case LLP, counsel for Given Imaging GmbH, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iv) Opinions of Counsel for the Selling Shareholders. The favorable opinion of (i) Wollmuth Maher & Deutsch LLP, U.S. counsel for the Selling Shareholders, and (ii)(A) Zellermayer Pelossof & Co., Advocates, Israeli counsel to the Selling Shareholders (other than Rafael and UBS), and (B) Dan Dodiuk, Adv., Israeli counsel to Rafael, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v) Opinions of Counsel for the Underwriters. The favorable opinion of Gross Kleinhandler, Hodak, Halevy, Greenberg & Co. and Weil, Gotshal & Manges LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi) Bring-down Comfort Letter. A letter from KPMG Somech Chaikin, independent accountants, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

     (n) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholders at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company in the case of this paragraph (a) and the written consent of the relevant Selling Shareholders in the case of paragraph (b) below;

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Citigroup), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch and Citigroup expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (b) with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity provided in this Section 6(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) delivery of the Prospectus was required under the Act, (ii) the Company had previously furnished copies of the Prospectus to the Representatives in sufficient quantity and in sufficient time to enable the Representatives to satisfy their delivery obligations under the Act, (iii) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and
(iv) such loss, claim, damage or liability results solely from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above provided, however, that the indemnification obligations of Krupik, Rafael and UBS (each, a "Limited Indemnity Selling Shareholder") under this Section 6 shall only apply with respect to information relating to such Limited Indemnity Selling Shareholder furnished in writing by or on behalf of such Limited Indemnity Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The Underwriters acknowledge and agree that the statements relating to each such Limited Indemnity Selling Shareholder under the caption "Principal and Selling Shareholders" in the Prospectus constitute the only information furnished in writing by or on behalf of such Limited Indemnity Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch and Citigroup expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Citigroup, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

     (g) The liability of each Selling Shareholder pursuant to Sections 6(b) and 7, shall not exceed the total net proceeds from the offering of the Securities received by such Selling Shareholder (before deducting expenses); provided that such limitation shall not apply in the event of a commission of fraud hereunder on the part of such Selling Shareholder.

         SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

         The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter's Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the

Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or such Selling Shareholder, as the case may be. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling any Selling Shareholder and (ii) delivery of and payment for the Securities.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or
(v) if a banking moratorium has been declared by either Federal, New York or Israeli authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12, 14, 15 and 16 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

                  (ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and any Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. Default by one or more of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 8, 12, 14, 15 and 16 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

         In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

         (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 14, 15 and 16 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at 4 World Financial Center, New York, New York 10080, attention of Sam Thong (fax: (212) 449-7171); notices to the Company shall be directed to it at 13 Ha'Yetzira Street, Yoqneam 20692, Israel, attention of President and Chief Executive Officer (fax: (011) 972-4-952-2466)); and notices to the Selling Shareholders shall be directed to
[        ], attention of [           ] (fax:                  ).

         SECTION 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 15. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 16. Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States hereby irrevocably appoints Given Imaging, Inc., which currently maintains an office at Oakbrook Technology Center, 5555 Oakbrook Parkway, No. 355, Norcross, Georgia 30093, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

         SECTION 17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         SECTION 18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholders in accordance with its terms.

                           Very truly yours,

                           GIVEN IMAGING LTD.



                           By
                              ---------------------------------------
                                Title:


                           GIVEN IMAGING, INC.
                           (solely in respect of Section 16 hereof)



                           By
                              ---------------------------------------
                                Name
                                Title:

                           RDC RAFAEL DEVELOPMENT CORPORATION LTD.
                           UBS JUNIPER CROSSOVER FUND LLC

                           RAFAEL-ARMAMENT DEVELOPMENT AUTHORITY LTD.
                           REUBEN KRUPIK
                           GAVRIEL D. MERON
                           DR. DALIA MEGIDDO


                           By
                              ---------------------------------------
                                Name: Zvi Ben David
                                as Attorney in Fact for the Selling Shareholders

                           CONFIRMED AND ACCEPTED,
                              as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED
CITIGROUP GLOBAL MARKETS INC.
CIBC WORLD MARKETS CORP.
WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED]


By
   --------------------------------------------------------
                      Authorized Signatory


CITIGROUP GLOBAL MARKETS INC.


By
   --------------------------------------------------------
                      Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A


                                                                                          Number of
Name of Underwriter                                                                  Initial Securities
                                                                                     ------------------
Merrill Lynch, Pierce, Fenner & Smith                                                        [ ]
               Incorporated.....................................................
Citigroup Global Markets Inc. ..................................................             [ ]
CIBC World Markets Corp. .......................................................             [ ]
Wells Fargo Securities, LLC.....................................................             [ ]




                                                                                          ---------

         Total..................................................................          2,505,000
                                                                                          =========



                                     Sch A-1

                                   SCHEDULE B


                                                             Number of Initial           Maximum Number of Option
                                                           Securities to be Sold           Securities to Be Sold
                                                           ---------------------           ---------------------

Given Imaging Ltd.                                               1,500,000                           --
RDC Rafael Development Corporation Ltd.                            220,001                         79,999
UBS Juniper Crossover Fund LLC                                     124,667                         45,333
Rafael-Armament Development Authority Ltd.                         513,335                        186,665
Reuben Krupik                                                      110,000                         40,000
Gavriel D. Meron                                                    36,997*                        13,453
Dr. Dalia Megiddo                                                     --                           10,300*
                                                                 ---------                        -------
         Total.....................................              2,505,000                        375,750




----------------
* Represents Future Securities




                                     Sch B-1

                                   SCHEDULE C

                               GIVEN IMAGING LTD.
                            2,505,000 Ordinary Shares
                         (Par Value NIS 0.05 Per Share)

1. The initial public offering price per share for the Securities, determined
as provided in said Section 2, shall be $[   ].

2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.







                                     Sch C-1

                                   SCHEDULE D

                 List of persons and entities subject to lock-up


Discount Investment Corporation Ltd.
RDC Rafael Development Corporation Ltd.
Elron Electronics Industries Ltd.
Rafael-Armament Development Corporation Ltd.
OrbiMed Advisors LLC
OrbiMed Capital LLC
OrbiMed Advisors Inc.
UBS Juniper Crossover Fund LLC
Ruben Krupik
Gavriel D. Meron
Zvi Ben David
Kevin Rubey
Yoram Ashery
Shoshana Friedman
Mark Gilreath
Nancy L.S. Sousa
Manfred Gehrtz
Ami Erel
Sharon Koninsky
Doron Birger
James M. Cornelius
Michael Gorbstein
Jonathan Silverstein
Reuven Baron
Dr. Dalia Megiddo
Chen Barir
Eyal Lifshitz




                                     Sch D-1

                                                                       Exhibit A

                      FORM OF OPINIONS OF COMPANY'S COUNSEL
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                               Form of Opinion of
                     Zellermayer, Pelossof & Co., Advocates

         1. The Company has been duly incorporated and is validly existing as a company under the laws of the State of Israel.

         2. The Company has the corporate power and authority to own, lease and operate its properties, as the case may be, and to conduct its business as described in the Prospectus.

         3. Ordinary Shares:

         (a) The Company has the authorized capitalization as set forth in the Prospectus and all of the issued and outstanding shares of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus.

         (b) The rights attached to the Ordinary Shares of the Company conform in all material respects to the description thereof contained in the Prospectus. The Securities are duly and validly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement, and when the Securities are issued and delivered by the Company pursuant to the Purchase Agreement against payment therefor as contemplated by the Purchase Agreement, such Securities will be fully paid and non-assessable, and, to our knowledge, free and clear of all liens, encumbrances, preemptive rights and other claims under the Articles of Association of the Company or other instruments to which the Company is party or under the laws of the State of Israel.

         (c) No further approval or authority of the shareholders or the board of directors of the Company is required for the issuance and sale of the Securities as contemplated by the Purchase Agreement.

         (d) There are no preemptive or other rights of any securityholder of the Company to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Securities pursuant to the Company's memorandum or articles of association or, to our knowledge, any agreement or other instrument to which the Company is a party or by which it is bound.

         (e) The form of certificates used to evidence the Securities complies with any applicable requirements of the articles of association of the Company and under all applicable Israeli corporate laws and Tel Aviv Stock Exchange rules, if any.

         (f) Except as described in the Prospectus, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act; and neither the filing of the Registration Statement, nor the offering or sale of the Securities as contemplated by the Purchase Agreement gives rise to any rights under the laws of the State of Israel (the "Applicable Laws") for or relating to the registration of any Ordinary Shares or other securities of the Company.

         (g) The Securities being sold under the Purchase Agreement by the Company are duly listed, admitted and authorized for trading, subject to official notice of issuance, on the Tel Aviv Stock Exchange.

         (h) The Company is not required to publish a prospectus in Israel under the laws of the State of Israel.

         4. The Transaction and the Purchase Agreement:

         (a) The Company has full power and authority to enter into and perform its obligations under the Purchase Agreement under the Applicable Laws, and the Purchase Agreement has been duly authorized, executed and delivered by the Company. All corporate action required by the Applicable Laws and the articles of association of the Company to be taken by the Company for the due and proper authorization, issuance, offering, sale and delivery of the Securities has been validly and sufficiently taken.

         (b) The filing of the Registration Statement and the Prospectus with the Securities and Exchange Commission has been duly authorized by and on behalf of the Company and the Registration Statement has been duly executed pursuant to such authorization in accordance with the Applicable Laws.

         (c) The issuance, delivery and sale to the Underwriters of the Securities to be issued and sold by the Company to the Underwriters are not subject to any tax imposed on the Company by any Israeli court or government agency or body (each a "Governmental Authority"), except the Israeli stamp duty, if any.

         (d) To our knowledge, other than as set forth in the Prospectus, there is no legal or governmental proceeding pending or threatened in writing to which the Company is a party or of which any property or assets of the Company is the subject, which seeks to restrain, enjoin or prevent the execution and delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby.

         (e) The issue and sale of the Securities being delivered on the Delivery Date by the Company pursuant to the Purchase Agreement, and the execution, delivery and compliance by the Company with all of the provisions of the Purchase Agreement and the consummation of the transactions contemplated thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a breach of or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary, any contract, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the articles of association of the Company or any statute or any order, rule, regulation, judgment, or decree known to us of any Israeli Governmental Authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and subject to Underwriters' full compliance with their undertakings in the Purchase Agreement, no consent, approval, authorization or order of, or filing or registration with, any such authority is required for the execution, delivery and performance of the Purchase Agreement by the Company and the consummation of the transactions contemplated thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made.

         (f) The statements in the Registration Statement and the Prospectus, insofar as statements refer to the Company's articles of association or resolutions of the shareholders and board of directors of the Company or to material contracts, indentures, mortgages, loan agreements, notes, leases, plans pertaining to option arrangements, employment agreements and other agreements, arrangements or instruments to which the Company is a party, which are governed by the laws of the State of Israel, are accurate and adequate in all material respects insofar as such statements refer to statements of the Applicable Laws or legal conclusions relating to matters of the Applicable Laws except such statements which relate to intellectual property rights and those relating to regulatory requirements for the sale or use of any products of the Company.

         (g) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Israeli Governmental Authority is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or for the offering, issuance, sale or delivery of the Securities. The registration with the Tel Aviv Stock Exchange, required for compliance with Israeli securities laws, may be made following the Closing.

         (h) Under the laws of Israel, the submission by the Company to the jurisdiction of any federal or state court sitting in the county of New York and the designation of the law of the State of New York to apply to the Purchase Agreement is binding upon the Company and, if properly brought to the attention of the court in accordance with the laws of Israel, would be enforceable in any judicial proceedings in Israel subject to the exercise of judicial discretion or the existence of special circumstances or considerations, such as differences in the provision of the statutes of limitation in the two jurisdictions, reciprocity agreement as to enforceability between the two jurisdictions, or if enforcement of such submission clause would be contrary to the interest of justice or the public good;

         (i) The appointment of Given Imaging, Inc. as the Company's authorized agent for service of process pursuant to the Purchase Agreement is valid and binding in accordance with its terms.

         5. The Affairs of the Company:

         (a) To our knowledge, except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before any Israeli Governmental Authority pending or threatened in writing to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect.

         (b) To our knowledge, the Company is not in violation of its articles or memorandum of association.

         (c) To our knowledge, the Company is not in violation in respect of any of the Applicable Laws known to us to which it or its property or assets are subject or has failed to obtain or violated any approval of an Israeli Governmental Authority necessary in the State of Israel to the ownership of its property or to the conduct of its business as described in the Prospectus, except for such defaults, violations or failures that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect and except in relation to its "Approved Enterprise" status under the Law of the Encouragement of Capital Investments, 1959.

         (d) To our knowledge, the Company has not received any notice of proceedings relating to the revocation or modification of any such approval of an Israeli Governmental Authority that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

         6. To the extent that the following statements (i) constitute Israeli legal matters or (ii) relate to the Company's memorandum or articles of association or, (iii) in the case of the statements made in Item 8 of the Registration Statement and in the Prospectus under "Certain Relationships and Related Party Transactions-Agreements with Directors and Officers-Exculpation, Insurance and Indemnification," in addition to the foregoing, relate to directors' and officers' indemnification agreement governed by the Applicable Laws, such statements have been reviewed by us and fairly reflect the matters purported to be summarized and are correct in all material respects; (a) in the Prospectus, these legal matters, or matters relating to the Company's memorandum or articles of association, that appear under the captions "Risk Factors - Risks relating to our location in Israel, "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations-Corporate Tax," Management's Discussion and Analysis of Financial Condition and Results of Operations-Government Programs," "Business-Employees," "Business -Legal Proceedings," "Management-Board Practices," "Management-Approval of Related Party Transactions," "Management-Share Ownership," "Certain Relationships and Related Party Transactions," "Description of Share Capital," "Ordinary Shares Eligible for Future Sale," "Conditions in Israel," "Taxation and Government Programs-Israeli Tax Considerations and Government Programs," and "Enforceability of Civil Liabilities," (b) in the Prospectus, these legal matters that relate to directors' and officers' indemnification agreements governed by the Applicable Laws, that appear under the caption "Certain Relationships and Related Party Transactions-Agreements with Directors and Officers-Exculpation, Insurance and Indemnification" and (c) these legal matters or matters that relate to the Company's memorandum or articles of association that relate to directors' and officers' indemnification, including indemnification agreements governed by the Applicable Laws, that appear in Item 8 of the Registration Statement. Our opinion filed as Exhibit 8.1 to the Registration Statement is hereby confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

         Representatives of our firm participated in conferences with officers and other representatives of the Company, representatives of U.S. counsel for the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and representatives of counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus, and any supplements or amendments thereto, and related matters were discussed and, although we have not verified the accuracy and completeness of the statements contained in the Registration Statement or the Prospectus and we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as specified in paragraphs 3(a), 3(b) and 6 above) and our judgments as to materiality are, to the extent we deem appropriate, based in part upon the views of appropriate officers and other representatives of the Company and on the basis of the foregoing but without independent check or verification, no facts have come to our attention that have caused us to believe that (i) at the time the Registration Statement became effective, the Registration Statement or any amendment thereto made by the Company prior to such Delivery Date (other than the financial statements, financial schedules and other financial and accounting data included therein or incorporated by reference therein or omitted therefrom, and other than matters relating to intellectual property laws, and regulatory requirements for the sale or use of any products of the Company; as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or, (ii) as of its date, the Prospectus (other than the financial statements, financial schedules and other financial and accounting data included therein or incorporated by reference therein or omitted therefrom, and other than matters relating to intellectual property laws, and regulatory requirements for the sale or use of any products of the Company; as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) as of the date hereof, the Registration Statement, the Prospectus and any amendment or supplement made thereto prior to such dates (other than the financial statements, financial schedules and other financial and accounting data included therein, and other than matters relating to intellectual property laws, and regulatory requirements for the sale or use of any products of the Company; as to which we express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein (in the case of the Prospectus and any amendments or supplements thereto, in light of the circumstances in which they were made) not misleading.

                       Form of Opinion of White & Case LLP

         1. The U.S. Subsidiary has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Delaware, is duly qualified to do business and in good standing as a foreign corporation in the State of Georgia and has all corporate power and authority necessary to own, lease and operate its properties and conduct its business as described in the Prospectus.

         2. All of the issued and outstanding shares of capital stock of the U.S. Subsidiary have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company, to our knowledge, free and clear of any security interest, mortgage, pledge, lien or other encumbrance.

         3. No consent, approval, authorization or order of, or qualification, filing or registration with any New York State or Federal governmental agency or body (or, in the case of the U.S. Subsidiary, any Delaware governmental agency or body pursuant to the Delaware General Corporation Law) or any New York State or Federal court is required to be obtained or made by the Company or its subsidiaries for the issuance and sale of the Initial Securities as contemplated in the Purchase Agreement, except (i) such as have been obtained or made under the 1933 Act, (ii) such as may be required under state securities or blue sky laws or the securities laws of any foreign jurisdiction in connection with the purchase and distribution of the Initial Securities by the Underwriters in the manner contemplated in the Purchase Agreement and in the Prospectus (as to which we express no opinion), and (iii) such as may be required by the National Association of Securities Dealers, Inc.

         4. The statements set forth in the Prospectus under "Risk Factors - If we are characterized as a passive foreign investment company, our U.S. shareholders may suffer adverse tax consequences" and "Taxation and Government Programs - United States Federal Income Taxation," insofar as such statements constitute a summary of matters of U.S. federal income tax law or legal conclusions with respect thereto, are accurate in all material respects.

         5. The Registration Statement was declared effective by the Commission under the 1933 Act as of 3:00 pm, Washington, D.C. time, on [ ], 2004 and the Prospectus was filed with the Commission pursuant to Rule 424(b)(1) on [ ], 2004. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission.

         6. The Company is not, nor will become as a result of the consummation of the transactions contemplated by the Purchase Agreement and the application of the net proceeds from the sale of the Initial Securities as described in the Prospectus, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         7. To our knowledge, there is no legal or governmental proceeding pending in any state or Federal court located in the County of New York, State of New York to which the Company or the U.S. Subsidiary is a party which seeks to restrain, enjoin or prevent the execution and delivery of the Purchase Agreement or the consummation of the transactions contemplated thereby.

         8. The statements in the Prospectus under caption "Ordinary Shares Eligible for Future Sale," to the extent that they constitute a summary of U.S. Federal securities law and legal conclusions with respect thereto, are accurate in all material respects.

         9. The execution and delivery of the Purchase Agreement by the Company and the issuance and sale of the Initial Securities by the Company as contemplated in the Purchase Agreement will not result in a breach or violation of any of the terms and provisions of the certificate of incorporation or bylaws of the U.S. Subsidiary, any New York State (or, in the case of the U.S. Subsidiary, Delaware General Corporation Law) or Federal law, rule or regulation that in our experience is normally applicable to transactions of the type contemplated by the Purchase Agreement or, to our knowledge, any order of any New York State or Federal court or governmental agency or body known to us to have jurisdiction over the Company or the U.S. Subsidiary (except that we express no opinion in this paragraph as to Federal or state securities or blue sky laws).

         10. Assuming the validity of such actions under the laws of the State of Israel, under the laws of the State of New York relating to submission to jurisdiction, the Company has validly appointed the U.S. Subsidiary as its authorized agent for service of process pursuant to the Purchase Agreement, and service of process effected on such agent in the manner set forth in Section 16 of the Purchase Agreement will be effective under the laws of the State of New York to confer valid personal jurisdiction over the Company.

         In the course of preparation by the Company of the Registration Statement and the Prospectus, we have participated in conferences with officers and other representatives of the Company, with representatives of Zellermayer, Pelossof & Co., Advocates, Israeli counsel to the Company, with representatives of Hogan & Hartson LLP, U.S. regulatory counsel to the Company, with representatives of Eitan Pearl Latzer & Cohen Zedek, intellectual property counsel to the Company, with representatives of the independent auditors of the Company, and with you and your counsel. We did not participate in the preparation of all of the documents incorporated by reference into the Registration Statement and the Prospectus or review all of them prior to the filing thereof with the Commission under the 1934 Act, but we did review them in connection with our participation in the preparation of the Registration Statement and the Prospectus. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent stated in paragraphs 4 and 8 above), and our judgments as to materiality are, to the extent we deem appropriate, based in part upon the views of appropriate officers and other representatives of the Company.

         Based upon such participation in the preparation of the Registration Statement and the Prospectus, but without independent check or verification, and subject to the preceding paragraph and the subsequent and final paragraphs hereof, (a) it is our opinion that each of the Registration Statement at the time of effectiveness and the Prospectus as of its date (except for the financial statements and related schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) complies as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, as applicable,
(b) to our knowledge, there is no contract or other document or legal or governmental proceeding required by the 1933 Act or the 1933 Act Regulations to be described or summarized in the Prospectus or, in the case of contracts or other documents, filed as an exhibit to the Registration Statement that is not described, summarized or filed as required, (c) nothing has come to our attention which causes us to believe that, as of its time of effectiveness, the Registration Statement (other than the financial statements and related schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no belief) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (d) nothing has come to our attention which causes us to believe that, as of its date and the date hereof, the Prospectus (other than the financial statements and related schedules and other financial and accounting data included or incorporated by reference therein or omitted therefrom, as to which we express no belief) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                    Form of Opinion of Hogan & Hartson L.L.P.

         Based upon, subject to and limited by the foregoing, we are of the opinion that the statements in the Prospectus under the captions "Risk Factors If we are unable to expand reimbursement coverage from third-party healthcare payors for procedures using the Given System, or if reimbursement is insufficient to cover the costs of purchasing or using the Given System when compared to alternative procedures, demand for the Given System may not continue to grow," "Risk Factors - Changes in healthcare system policies may make it difficult for physicians, hospitals and other healthcare providers to obtain full reimbursement for the purchase of, and procedures using, the Given Systems, which could adversely affect demand for the Given System," "Risk Factors - We are subject to extensive regulation by FDA which could restrict the sale and marketing of the Given System and could cause us to incur significant costs," "Risk Factors - If we or our distributors do not obtain and maintain the necessary regulatory approvals in a specific country or region, we will not be able to sell the Given System in that country or region," "Risk Factors - Our failure to comply with radio frequency regulations in a specific country or region could impair our ability to commercially distribute and market the Given System in that country or region," "Risk Factors - Some of our activities may subject us to risks under federal and state laws prohibiting "kickbacks" and false or fraudulent claims," "Business - U.S. Government Regulation," Business Regulation in Europe," and "Business - Third-Party Reimbursement." insofar as such statements purport to summarize applicable provisions of the FDC Act and the regulations promulgated thereunder, the Communications Act and the regulations promulgated thereunder, the Social Security Act Provisions and the regulations promulgated thereunder, or CEPT standards are accurate summaries in all material respects of the provisions purported to be summarized under such captions in the Prospectus.

                               Form of Opinion of
                       Eitan, Pearl, Latzer & Cohen-Zedek

         1. As to the statements in the Registration Statement and any further amendment thereto made by the Company prior to the Closing Date and in the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date under the captions "Risk Factors - Because of the importance of our patent portfolio to our business, we may lose market share to our competitors if we fail to protect our intellectual property rights," "Risk Factors - Because the medical device industry is litigious, we are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our products", "Business - Strategy - Enhance our intellectual property portfolio," "Business - Intellectual Property," "Business - Legal Proceedings", insofar as such statements constitute matters of U.S. or Israeli patent, trademark, copyright or design laws or legal conclusions with respect thereto, are accurate in all material respects and complete statements or summaries of the matters set forth therein.

         2. To the best of our knowledge, (i) the Registration Statement and any further amendment thereto made by the Company prior to the Closing Date, at the time such Registration Statement or amendment became effective, did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus and any further amendment or supplement thereto made by the Company prior to the Closing Date, as of its date, did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading, and (iii) at the Closing Date, the Registration Statement, the Prospectus and any further amendment or supplement thereto made by the Company prior to the Closing Date did not contain an untrue statement of a material fact with respect to the IP Rights or omit to state a material fact relating to the IP Rights required to be stated therein or necessary to make the statements therein not misleading.

         3. Except to the extent described in the Prospectus, the Company is listed in the records of the United States Patent and Trademark Office and in the records of the appropriate foreign offices as the holder or holder of record of the IP Rights. To the best of our knowledge, except for the four pending Patent Applications specified in Appendix A, which are jointly owned by the Company and by Yissum, Research Development Company of the Hebrew University of Jerusalem, the Company is the sole owner of the IP Rights. To the best of our knowledge, except as described in the Registration Statement, there is no pending or threatened action, suit, proceeding or claim challenging the validity or scope of any of the IP Rights.

         4. To the best of our knowledge, the Company has taken such steps as are required, including the payment of all necessary maintenance fees, to maintain the enforceability of the IP Rights and to maintain the pendency of the Patent Applications, Trademark Applications and Design Applications, specified in Appendix A attached hereto.

                       Form of Opinion of White & Case LLP
                       With Respect to Given Imaging GmbH

         1. The Subsidiary is a limited liability company (Gesellschaft mit beschrankter Haftung) duly organized and validly existing under the laws of Germany.

         2. All of the issued and outstanding shares of the Subsidiary (i) have been duly authorized and validly issued and are, to the best of our knowledge, fully paid and (ii) are owned directly by Given Imaging B.V., to our knowledge, free and clear of any security interest, mortgage, pledge, lien, claim or equity.

                                                                       Exhibit B


            FORM OF OPINIONS OF COUNSEL FOR THE SELLING SHAREHOLDERS
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)

                               Form of Opinion of
                          Wollmuth Maher & Deutsch LLP

         (i) UBS Juniper is a limited liability company validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to enter into and perform its obligations under the Agreements.

         (ii) No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any United States Federal, New York or, to the extent required under the Limited Liability Company Act of the State of Delaware, Delaware court or governmental authority or agency (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we express no opinion), is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the Purchase Agreement or in the Custody Agreement and Power of Attorney, or in connection with the offer, sale or delivery of the Initial Securities.

         (iii) The Custody Agreement and Power of Attorney executed by UBS Juniper has been duly authorized, executed and delivered by UBS Juniper and constitutes the valid and binding agreement of UBS Juniper, subject to (y) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership and other laws affecting creditors' rights generally and (z) public policy and equitable limitations on the enforceability of the indemnity and contribution provisions of the Purchase Agreement and the indemnity provisions of the Custody Agreement and Power of Attorney. Each Custody Agreement and Power of Attorney executed by the Selling Shareholders other than UBS Juniper, assuming the due authorization, execution and delivery thereof, constitutes the valid and binding agreement of such Selling Shareholder, subject to (y) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership and other laws affecting creditors' rights generally and (z) public policy and equitable limitations on the enforceability of the indemnity and contribution provisions of the Purchase Agreement and the indemnity provisions of the Custody Agreement and Power of Attorney.

         (iv) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of UBS Juniper.

         (v) The Attorney-in-Fact executed by UBS Juniper has been duly authorized by UBS Juniper to deliver the Initial Securities on behalf of UBS Juniper in accordance with the terms of the Purchase Agreement.

         (vi) The execution, delivery and performance of the Purchase Agreement by UBS Juniper and the sale of the Initial Securities by UBS Juniper as contemplated in the Purchase Agreement will not result in a breach or violation of any of the terms and provisions of (A) the certificate of formation or operating agreement of UBS Juniper, (B) any material contract or agreement known to us to be binding on UBS Juniper, or (C) any New York State, Delaware Limited Liability Company Act or Federal law, rule or regulation that in our experience is normally applicable to transactions of the type contemplated by the Purchase Agreement or, to our knowledge, any order of any New York State or Federal court or governmental agency or body known to us to have jurisdiction over UBS Juniper (except that we express no opinion in this paragraph as to Federal or state securities or blue sky laws). The sale of the Initial Securities by the Selling Shareholders other than UBS Juniper as contemplated in the Purchase Agreement will not result in a breach or violation of any of the terms and provisions of any New York State law, rule or regulation that in our experience is normally applicable to transactions of the type contemplated by the Purchase Agreement (except that we express no opinion in this paragraph as to Federal or state securities or blue sky laws).

         (vii) Upon the delivery of and payment for the Securities as contemplated by the Purchase Agreement, each of the Underwriters who has acquired Securities from the Selling Shareholders in good faith and without notice of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code will acquire such Securities free from any such adverse claim.

         (viii) Each Selling Shareholder not located in the United States has, assuming due authorization of such appointment by each such Selling Shareholder that is not an individual, validly appointed Given Imaging, Inc. as its authorized agent for service of process pursuant to the Purchase Agreement and in connection with the Registration Statement.

          Form of Opinion of Zellermayer, Pelossof & Co., Advocates for
                     RDC Rafael Development Corporation Ltd.

1. The Company is a private company duly incorporated and validly existing under the laws of the State of Israel, and has the corporate power and authority to execute, deliver and perform its obligations under the terms and provisions of the Transaction Documents.

2. The execution and delivery by the Company of the Transaction Documents, and the sale of the Securities have been duly authorized by all requisite corporate action on the part of the Company, and the Transaction Documents have been executed and delivered in the name of the Company by the persons authorized to do so. The Custody Agreement constitutes the valid and binding agreement of the Company.

3. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder do not (a) violate any provision of the Company's Memorandum of Association and Articles of Association, currently in effect; (b) violate or contravene any Israeli law, statute, rule or regulation applicable to the Company; or
      (c) violate or contravene any written order, writ, judgment, decree, determination or award of any Israeli governmental authority applicable to the Company, of which we are aware.

4. The Company has the legal right and corporate power to sell, transfer and deliver such Securities pursuant to the Transaction Documents. To our knowledge and based on the Secretary Certificate, the Company has valid title to the Securities, free and clear of all liens and encumbrances.

5. The appointment of Given Imaging, Inc. as the agent to receive service of process or other legal summons for purpose of any action or proceedings that may be instituted in any state or federal court in the City and State of New York under the Purchase Agreement has been duly authorized by all requisite corporate action on the part of the Company.

6. No filing with, consent or approval of: (i) to our knowledge, any Israeli court or Israeli governmental authority or agency, or (ii) any third-party of which we are aware, is required to be obtained by the Company for the performance by the Company of its obligations under the Transaction Documents, or in connection with the sale and delivery of the Securities.

        Form of Opinion of Zellermayer, Pelossof & Co., Advocates for the
         Selling Shareholders (other than Rafael, RDC Rafael Development
                           Corporation Ltd. and UBS)

1. The Custody Agreement constitutes the valid and binding agreement of such Individual Selling Shareholder.

2. The execution and delivery of the Transaction Documents and the performance by the said Individual Selling Shareholder of his obligations thereunder do not (a) violate or contravene any Israeli law, statute, rule or regulation applicable to such Individual Selling Shareholder; or (b) violate or contravene any written order, writ, judgment, decree, determination or award of any Israeli governmental authority applicable to such Individual Selling Shareholder, of which we are aware.

3. To our knowledge and based on the Individual Selling Shareholder Certificate, such Individual Selling Shareholder has valid title to the Securities, free and clear of all liens and encumbrances.

4. No filing with, consent or approval of (i) to our knowledge, any Israeli court or Israeli governmental authority or agency, or (ii) any third party of which we are aware, is required to be obtained by such Individual Selling Shareholder for the performance by such Individual Selling Shareholder of his or her obligations under the Transaction Documents, or in connection with the sale and delivery of the Securities. In order for the Individual Selling Shareholder to comply with applicable Israeli tax law, distribution of the proceeds to be received by such Individual Selling Shareholder or on his or her behalf pursuant to the sale of the Securities, shall be made subject to applicable Israeli tax rulings.

                       Form of Opinion of Dan Dodiuk, Adv.

1. The Company is a private company duly incorporated and validly existing under the laws of the State of Israel, and has the corporate power and authority to execute, deliver and perform its obligations under the terms and provisions of the Transaction Documents.

2. The execution and delivery by the Company of the Transaction Documents, and the sale of the Securities have been duly authorized by all requisite corporate action on the part of the Company, and the Transaction Documents have been executed and delivered in the name of the Company by the persons authorized to do so. The Custody Agreement constitutes the valid and binding agreement of the Company.

3. The execution and delivery of the Transaction Documents and the performance by the Company of its obligations thereunder do not (a) violate any provision of the Company's Memorandum of Association and Articles of Association, currently in effect; (b) violate or contravene any Israeli law, statute, rule or regulation applicable to the Company; or
      (c) violate or contravene any written order, writ, judgment, decree, determination or award of any Israeli governmental authority applicable to the Company, of which we are aware.

4. The Company has the legal right and corporate power to sell, transfer and deliver such Securities pursuant to the Transaction Documents. To our knowledge, the Company has valid title to the Securities, free and clear of all liens and encumbrances.

5. The appointment of Given Imaging, Inc. as the agent to receive service of process or other legal summons for purpose of any action or proceedings that may be instituted in any state or federal court in the City and State of New York under the Purchase Agreement has been duly authorized by all requisite corporate action on the part of the Company.

6. No filing with, consent or approval of: (i) to our knowledge, any Israeli court or Israeli governmental authority or agency, or (ii) any third party of which we are aware, is required to be obtained by the Company for the performance by the Company of its obligations under the Transaction Documents, or in connection with the sale and delivery of the Securities.

         Form of lock-up from directors, officers or other shareholders pursuant to Section 5(k)

                                                                       Exhibit C

                                 [         ], 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated,
Citigroup Global Markets Inc.
CIBC World Markets Corp.
Wells Fargo Securities, LLC
     as Representatives of the several
     Underwriters to be named in the
     within-mentioned Purchase Agreement
c/o  Merrill Lynch & Co.
     Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
4 World Financial Center
New York, New York  10080

         Re: Proposed Public Offering by Given Imaging Ltd.

Dear Sirs:

         The undersigned, a shareholder [and an officer and/or director] of Given Imaging Ltd., an Israeli company (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Citigroup Global Markets Inc. ("Citigroup"), CIBC World Markets Corp. and Wells Fargo Securities, LLC propose to enter into a Purchase Agreement (the "Purchase Agreement") with the Company and the Selling Shareholders providing for the public offering of shares (the "Securities") of the Company's ordinary shares, par value NIS 0.05 per share (the "Ordinary Shares"). In recognition of the benefit that such an offering will confer upon the undersigned as a shareholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during a period of 90 days from the date of the Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch and Citigroup directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Ordinary Shares or any securities convertible into or exchangeable or exercisable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing (collectively, the "Lock-Up Securities") or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

                                     Very truly yours,

                                     Signature:_______________________________

                                     Print Name:______________________________


                                      C-1